Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement on Form S-1, of our report dated March 31, 2011, relating to the consolidated financial statements of GraphOn Corporation, appearing in the Annual Report on Form 10-K of GraphOn Corporation for the year ended December 31, 2010.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Macias Gini & O'Connell LLP
Macias Gini & O'Connell LLP
Sacramento, California

September 29, 2011